Exhibit 99.1

SEPARATION AND RELEASE AGREEMENT

I, Timothy Casey, understand that my employment with Qdoba/Jack in the Box Inc. (“Company”) will terminate on June 3, 2016.  This Separation and Release Agreement (Agreement) is entered into in connection with my termination.

Company Offer. In connection with my termination, Company has offered to pay me $200,000.00 (less required payroll deductions and any other offsets for money I owe Company).  Company has also offered to pay up to six months of COBRA premiums in the event I have not gotten other insurance coverage during this time.  In order to accept this offer, the Requirements to Accept Offer described below must be fulfilled.  If the Requirements to Accept Offer are not fulfilled, the Company Offer automatically terminates.  This amount is in addition to wages due to me for work performed and will be paid to me as consideration for my settlement, release and discharge of any and all known or unknown claims as described below.

Other Agreements.  I understand that I entered into a Confidentiality and Non-Compete Agreement with Company on or about March 7, 2013.  I agree the terms of that agreement remain in full force and effect, except as changed by this paragraph.  Company has offered and I agree that without Company’s prior written consent, I will not for a period of six months from the date of my employment termination, directly or indirectly manage, operate, control, accept employment with, consult for, or otherwise advise or assist or be connected with or own or have any other interest in or right with respect to any individual, entity or enterprise engaged in the ownership, franchising or operation of any Mexican quick service restaurant, any Mexican fast-casual restaurant, any hamburger quick service restaurant or any hamburger fast-casual restaurant.  The intent of this paragraph is to shorten the term of my non-compete agreement from one year to six months and to define the types of business activities that my non-compete agreement will cover.  These changes do not impact the one year prohibition on interference with contractual or business relationships of the Company or the one year prohibition on employee solicitation.

Waiting Period and Revocation.  I received this Agreement on June 1, 2016 and have been given a forty-five (45) day waiting period to consider whether to sign it.  I understand that even if I sign and return this Agreement, I can still revoke this Agreement within seven (7) days after it is returned to Company (Revocation Period) and this Agreement will not become effective or enforceable until the Revocation Period has expired.

I understand and agree that I:

1.	Have carefully read and fully understands all of the provisions of this Agreement;
2.	Am, through this Agreement, releasing Company from any and all claims I may have against it to date under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.);
3.	Knowingly and voluntarily agree to all of the terms set forth in this Agreement;
4.	Knowingly and voluntarily intend to be legally bound by the same;
5.	Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of my choice prior to executing this Agreement; and,
6.	Understand that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621, et seq.) that may arise after the date this Agreement is executed are not waived.

Requirements to Accept Offer.  In order to accept the Company Offer:

(a)	I must sign this Agreement and return it by either:

(i)	hand-delivering the Agreement to Melissa Corrigan, Vice President, Human Resources & Total Rewards, 9330 Balboa Avenue, San Diego, CA 92123 not later than close of business on July 16, 2016; or

(ii)	mailing or sending the Agreement by overnight service such as Federal Express to:

Melissa Corrigan
Vice President, Human Resources & Total Rewards
9330 Balboa Ave.
San Diego, CA  92123

If mailed, the envelope must be postmarked no later than July 16, 2016, and must be received within a reasonable time thereafter.  If overnighted, it must be received no later than July 16, 2016.

(iii)	Faxing the Agreement to Melissa Corrigan, Vice President, Human Resources & Total Rewards, at 858-694-1570 no later than July 16, 2016; or

(iv)     Sending the Agreement via Electronic Mail (email) to Melissa Corrigan, Vice President, Human Resources & Total Rewards at Melissa.corrigan@jackinthebox.com no later than July 16, 2016.

(b)	I must not revoke this Agreement during the seven (7) day Revocation Period.

(c)	The Board of Directors of Company must approve the Company Offer.

Time When Payment Will Be Made.  If I fulfill the Requirements to Accept Offer described above, a check for the net amount Company has offered to pay me will be mailed to me on August 3, 2016.

Release of Claims.  Various claims and disputes exist/may exist between the parties.  Company and I desire to resolve all disputes and settle all known and unknown claims.  By signing and returning this Agreement, I hereby settle, release and discharge any and all claims which I have or may have against Company, its subsidiaries, or affiliates and their respective officers, directors and employees, arising at any time from my employment with Company and the termination of that employment, including but not limited to all claims arising under any Federal, State, or local laws or regulations pertaining to discrimination on the basis of sex, pregnancy, race, color, marital status, religion, creed, national origin, age, disability, medical condition, or mental condition status or any status protected by any other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Family Medical Leave Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the Colorado Anti-Discrimination Act, whether such claim be based on an action filed by me or by a governmental agency.

Claims Not Affected.   It is understood that this settlement, release, and discharge shall in no way affect any claims which I may have by reason of any Social Security, Worker’s Compensation, or Unemployment laws, or any benefits earned during my employment which may be payable to me now or in the future under any of the Benefit and/or Welfare Programs of Company, its subsidiaries and affiliates.

Advice to Consult With Attorney.  I have been (i) advised in writing to consult with an attorney, and (ii) given adequate time to thoroughly review and discuss all aspects of this Agreement with my attorney before signing this Agreement and I have thoroughly discussed, or in the alternative have freely elected to waive any further opportunity to discuss, this Agreement with my attorney.

Agreement Knowingly and Voluntarily Executed.   I freely and voluntarily entered into this Agreement on my own behalf, in the exercise of my own free act, deed and will, and without any duress or coercion. I understand that in executing this Agreement, it becomes final and conclusive.

Confidentiality. I agree that the terms and conditions of this Release shall remain confidential as between myself and Company and shall not be disclosed by me to any other person except my attorney, spouse, accountant and/or financial advisor, unless previously disclosed publicly by Company.

No Admission of Wrongdoing by Company.  Company expressly denies any violation of any federal, state or local law.  Accordingly, while this Agreement resolves all issues referred to in this Agreement, it is not, and shall not be construed as, an admission by Company of any violation of any federal, state or local law, or of any liability whatsoever.

Interpretation of Agreement.  If any provision of this Agreement is contrary to applicable law, it shall be modified or disregarded as necessary and the remainder of the Agreement will remain in full force and effect. A facsimile, copy or electronic mail (scanned PDF) of this Agreement shall be deemed an original.

I have read and understand all of the provisions of this Agreement and I voluntarily enter into this Agreement by signing it on  June 10, 2016.

/s/ Raymond Pepper	/s/ Timothy Casey
Witness Signature	Timothy Casey